                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan of Saba Software, Inc. of our report dated December 16, 1999, except for Note 12, as to which the date is January 28, 2000 with respect to the consolidated financial statements of Saba Software, Inc. included in its Registration Statement on Form S-1 (No. 333-95761) and filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Walnut Creek, California
April 5, 2000